EXHIBIT 99.1

Press Release

Invisa, Inc. Reports First Quarter 2015 Financial Results

Revenues surpass $27 million and Net Income exceeds $1.4 million

SARASOTA, FL- May 4, 2015 - Invisa, Inc. (OTCQB: INSA) today announced its financial results for the first quarter of 2015. The following is a brief summary of the results and should be read in conjunction with the complete filing on form 10-Q.

Revenue:

Total revenue during the first quarter 2015 increased $3,144,701, or 12.9%, to $27,514,935 from $24,370,234 in the corresponding quarter of 2014. The increase was primarily attributable to new automotive platform launches and an additional reporting week in the 2015 fiscal quarter. The increase was partially offset by the negative impact of the average British Pound Sterling exchange rate for 2015 compared to the corresponding period in 2014.

Gross Profit:

Total gross profit in the quarter was $5,355,063 or 19.5% of sales compared with $4,437,099, or 18.2%, of sales in 2014. The gross profit percentage increased in 2015 primarily due to the elimination of lower margin automotive platforms which were replaced with higher margin platforms, and the positive results of cost efficiency programs implemented during 2014.

Operating Expenses:

Selling expense in the quarter increased $155,515, or 13.3%, to $1,327,926 from $1,172,411 in the corresponding quarter in 2014. The increase resulted from higher sales volume and increases in administrative, marketing and support staff expenses added during the second half of 2014.

General and administrative expenses during the quarter increased by $106,733, or 5.8%, to $1,955,776 from $1,849,043 in the same period 2014. The increase was a result of additional administrative expenses necessary to reflect the Company’s addition of multinational businesses subsequent to the first quarter of 2014.

Research and development expenses in the quarter decreased by $35,776 to $325,830, from $361,606 in 2014.

Interest Expense:

Interest expense during the quarter decreased by $66,640, or 14.7%, to $387,417 from $454,057 in first quarter of 2014. The decrease was attributable to a lower weighted average effective rate for the first quarter of 2015 compared to 2014.

Other Income:

Other income increased $142,928 to $167,361 from $24,433. The increase was primarily due to gains resulting from the foreign currency translation of certain assets and liabilities which are denominated in Euros to the functional currency of the U.K. operations.

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Net Income:

Net income increased $814,897, or 173%, to $1,410,657 from $595,760 before the preferred dividend of $693,105, which was issued by the company as a result of the acquisition of Uniroyal Engineered Products LLC and Engineered Products Acquisition Limited.

Net income available to common shareholders for the quarter increased to $.05 per share, or 20%, from $.04 per share in the first quarter 2014. Net income per share on a fully diluted basis increased to $.04 from $.03 in the first quarter 2014.

"We are pleased with our first quarter results as they reflect a number of new product wins and higher margin automotive platforms we received from OEMs and Tier 1 suppliers in our automotive markets," stated Howard R. Curd, Co-Chairman and CEO of Invisa. "We continue our focus on penetrating untapped markets around the globe and improving operating efficiencies in both our U.S. and U.K. facilities,” added Curd.

About Invisa

Invisa is a leading manufacturer of vinyl coated fabrics that are durable, stain resistant, cost-effective alternatives to leather, cloth and other synthetic fabric coverings. Invisa’s revenue in 2014 was derived 63% from the automotive industry and approximately 37% from the recreational, industrial, indoor and outdoor furnishings, hospitality and health care markets.

Risk Factors

Except for statements of historical fact, certain information contained in this press release constitutes forward-looking statements, including, without limitation, statements containing the words “believe,” “expect,” “anticipate,” “intend,” “expect,” “should,” “planned,” “estimated” and “potential” and words of similar import, as well as all references to the future. These forward-looking statements are based on Invisa’s current expectations. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company´s actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company´s forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company´s business include, but are not limited to, the following: uncertainties relating to economic conditions, uncertainties relating to customer plans and commitments, the pricing and availability of equipment, materials and inventories, technological developments, performance issues with suppliers, economic growth, delays in testing of new products, the Company’s ability to successfully integrate acquired operations, the Company’s dependence on key personnel, the Company’s ability to protect its intellectual property rights, the effectiveness of cost-reduction plans, rapid technology changes and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

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Invisa, Inc.

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
	April 5, 2015	March 30, 2014

NET SALES	$27,514,935	$24,370,234

COST OF GOODS SOLD	22,159,872	19,933,135

Gross Profit	5,355,063	4,437,099

OPERATING EXPENSES:
Selling	1,327,926	1,172,411
General and administrative	1,955,776	1,849,043
Research and development	325,830	361,606
OPERATING EXPENSES	3,609,532	3,383,060

Operating Income	1,745,531	1,054,039

OTHER INCOME (EXPENSE):
Interest and other debt related expense	(387,417)	(454,057)
Other income	167,361	24,433
Net Other Expense	(220,056)	(429,624)

INCOME BEFORE TAX PROVISION	1,525,475	624,415

TAX PROVISION	114,818	28,655

NET INCOME	1,410,657	595,760

Preferred stock dividend	(693,105)	—

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	717,552	595,760

OTHER COMPREHENSIVE INCOME (LOSS):
Minimum benefit liability adjustment	(45,229)	(147,474)
Foreign currency translation adjustment	(359,216)	39,269
Unrealized gain (loss) on effective hedge:
Reclassification of amounts to earnings	—	16,499
Unrealized loss for the year	—	(1,395)

COMPREHENSIVE INCOME TO COMMON SHAREHOLDERS	$313,107	$502,659

EARNINGS PER COMMON SHARE:
Basic	$0.05	$0.04
Diluted	$0.04	$0.03
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	14,351,579	14,186,836
Diluted	19,108,412	18,943,669

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Invisa, Inc.

Consolidated Balance Sheets

	April 5, 2015	December 28, 2014
	(Unaudited)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$2,138,471	$604,234
Accounts receivable, net	16,354,138	14,607,787
Inventories, net	17,147,283	17,421,082
Other current assets	2,115,197	2,130,282
Related party receivable	16,144	74,931
Total Current Assets	37,771,233	34,838,316

PROPERTY AND EQUIPMENT	13,009,542	12,001,128

OTHER ASSETS
Intangible assets	3,545,361	3,668,956
Goodwill	1,079,175	1,079,175
Other long-term assets	1,373,462	1,295,965
Total Other Assets	5,997,998	6,044,096

TOTAL ASSETS	$56,778,773	$52,883,540

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Checks issued in excess of bank balance	$719,727	$438,145
Line of credit	17,353,679	16,396,306
Current maturities of long-term debt	473,118	522,095
Current maturities of capital lease obligations	538,509	96,071
Accounts payable	9,912,000	9,409,062
Accrued expenses	3,831,846	3,408,143
Related party payable	—	20,260
Current portion of postretirement benefit liability - health and life	115,039	115,039
Total Current Liabilities	32,943,918	30,405,121

LONG-TERM LIABILITIES
Long-term debt, less current portion	1,197,526	1,355,297
Capital lease obligations, less current portion	1,604,039	238,836
Related party lease financing obligations	2,162,562	2,162,393
Long-term debt to related parties	4,676,801	4,740,728
Postretirement benefit liability - health and life, less current portion	2,656,580	2,662,570
Other long-term liabilities	745,282	840,378
Total Long-Term Liabilities	13,042,790	12,000,202
Total Liabilities	45,986,708	42,405,323

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	April 5, 2015	December 28, 2014
	(Unaudited)

STOCKHOLDERS' EQUITY
Convertible Preferred Stock: 5,000,000 shares authorized ($100 value):
Series A, 9,715 shares issued and outstanding	798,500	798,500
Series B, 2,702 shares issued and outstanding	270,160	270,160
Series C, 16,124 shares issued and outstanding	1,600,467	1,600,467
Preferred unit, Series A UEP Holdings, LLC, 200,000 units issued and outstanding ($100 issue price)	617,571	617,571
Preferred units, Series B UEP Holdings, LLC, 150,000 units issued and outstanding ($100 issue price)	463,179	463,179
Preferred stock, Engineered Products Acquisition limited, 50 shares issued and outstanding ($1.51 stated value)	75	75
Common stock, 95,000,000 shares authorized ($.001 par value) 14,351,698 and 14,351,398 shares issued and outstanding as of April 5, 2015 and December 28, 2014, respectively	14,352	14,352
Additional paid in capital	32,550,326	32,549,585
Accumulated deficit	(25,909,082)	(26,626,634)
Accumulated other comprehensive income	386,517	790,962
Total Stockholders' Equity	10,792,065	10,478,217

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$56,778,773	$52,883,540

Contact

Invisa Corporate Contact:

Elizabeth Henson, 941-870-3950

LHenson@invisa.com

or

Invisa Public Relations:

TTC Group, Inc.

Vic Allgeier, 646-290-6400

vic@ttcominc.com

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